Exhibit 99.1

JOINT FILER INFORMATION

This statement on Form 4 is filed by Friedman Fleischer & Lowe Capital Partners, LP, FFL Executive Partners, LP, Tully M. Friedman and Christopher A. Masto.

Name:	FFL Executive Partners, LP
Address:	c/o Friedman Fleischer & Lowe One Maritime Plaza, 10th Floor San Francisco, CA 94111
Designated Filer:	Friedman Fleischer & Lowe Capital Partners, LP
Issuer & Ticker Symbol:	Tempur-Pedic International Inc. [TPX]

Date of Earliest Transaction Required to be Reported: December 23, 2003

FFL EXECUTIVE PARTNERS, LP

By: /s/ Christopher A. Masto

Name: Christopher A. Masto

Title: Managing Member, Friedman Fleischer & Lowe GP, LLC, General Partner of FFL Executive Partners, LP

Name:	Tully M. Friedman
Address:	c/o Friedman Fleischer & Lowe One Maritime Plaza, 10th Floor San Francisco, CA 94111
Designated Filer:	Friedman Fleischer & Lowe Capital Partners, LP
Issuer & Ticker Symbol:	Tempur-Pedic International Inc. [TPX]

Date of Earliest Transaction Required to be Reported: December 23, 2003

/s/ Tully M. Friedman

Tully M. Friedman

Name:	Christopher A. Masto
Address:	c/o Friedman Fleischer & Lowe One Maritime Plaza, 10th Floor San Francisco, CA 94111
Designated Filer:	Friedman Fleischer & Lowe Capital Partners, LP
Issuer & Ticker Symbol:	Tempur-Pedic International Inc. [TPX]

Date of Earliest Transaction Required to be Reported: December 23, 2003

/s/ Christopher A. Masto

Christopher A. Masto